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[LOGO OF EMC CORPORATION]

                                                                 March 16, 2001

Dear Stockholder:

  We cordially invite you to attend our 2001 Annual Meeting of Stockholders, which will be held on Wednesday, May 9, 2001, at 10:00 a.m. at EMC's facility at 4 Coslin Drive, Southborough, Massachusetts. A map with directions to the meeting is on the back cover of the attached Proxy Statement.

  At this meeting you are being asked to elect three Class II members to the Board of Directors for a three-year term and to approve an increase in the number of shares of authorized common stock of EMC and the adoption of a new stock option plan for employees.

  Your Board of Directors recommends that you vote in favor of each of these proposals. You should read with care the attached Proxy Statement, which contains detailed information about each of these proposals.

  Your vote is important regardless of the number of shares you own. Accordingly, we urge you to complete, sign, date and return your proxy card promptly in the enclosed postage-paid envelope. If you elected to access the 2001 Proxy Statement and Annual Report on Form 10-K for 2000 electronically, you will not be receiving a proxy card and must vote electronically. The fact that you have returned your proxy card in advance will assure representation of your shares but will not affect your right to vote in person should you attend the meeting. If you plan to join us at the meeting, please bring the admission ticket included on the back cover of the Proxy Statement.

  Following completion of the scheduled business, we will report on EMC's operations and plans and answer questions from the floor. We hope that you will be able to join us on May 9th.

                                          Very truly yours,

                                          MICHAEL C. RUETTGERS
                                          Executive Chairman of the Board


                            YOUR VOTE IS IMPORTANT

 In order to assure representation of your shares at the meeting, please complete, sign and return the enclosed proxy card or vote electronically or by telephone. See Voting Electronically or by Telephone on page 2 of the Proxy Statement for details regarding the options available to you.

                                EMC CORPORATION

                 NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 9, 2001

To the Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders of EMC Corporation, a Massachusetts corporation, will be held at EMC's facility at 4 Coslin Drive, Southborough, Massachusetts, on Wednesday, May 9, 2001, at 10:00 a.m. for the following purposes:

  1. To elect three members to the Board of Directors to serve for a three-year term as Class II Directors.

  2. To approve an amendment to EMC's Restated Articles of Organization to increase the number of shares of authorized common stock, par value $.01 per share, to 6,000,000,000 shares from the current authorization of 3,000,000,000 shares.

  3. To approve the EMC Corporation 2001 Stock Option Plan.

  4. To transact any and all other business that may properly come before the meeting or any adjournments thereof.

  All stockholders of record at the close of business on March 12, 2001 are entitled to notice of and to vote at this meeting and any adjournments thereof.

  Stockholders are requested to sign and date the enclosed proxy card and return it in the enclosed envelope. The envelope requires no postage if mailed in the United States. If you elected to access EMC's 2001 Proxy Statement and Annual Report on Form 10-K for 2000 electronically, you will not be receiving a proxy card and must vote electronically. For those who did not elect to receive such documents electronically, you may also be eligible to vote electronically or by telephone. Please see Voting Electronically or by Telephone on page 2 of the Proxy Statement for instructions.

  EMC's Annual Report on Form 10-K for 2000 is enclosed.

                                          By order of the Board of Directors

                                          THOMAS J. DOUGHERTY, Clerk

March 16, 2001
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                                EMC CORPORATION

                                PROXY STATEMENT

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of EMC Corporation, a Massachusetts corporation, for the Annual Meeting of Stockholders of EMC to be held on May 9, 2001, and any adjournments thereof, for the purposes set forth in the attached Notice of the Annual Meeting of Stockholders (the "Notice of Annual Meeting"). EMC was incorporated in 1979, and its principal executive offices are located at 35 Parkwood Drive, Hopkinton, Massachusetts 01748. This Proxy Statement, EMC's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and the accompanying proxy card are first being distributed to stockholders on or about March 16, 2001.

  All per share amounts of EMC's common stock, par value $.01 per share (the "Common Stock"), noted in this Proxy Statement have been adjusted to give effect to all stock splits.

Voting Rights and Outstanding Shares

  As of March 12, 2001, EMC had outstanding [     ] shares of Common Stock.
The Common Stock is the only type of security entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder of record thereof at the close of business on March 12, 2001 to one vote on each of the matters to be voted upon at the Annual Meeting.

  The expenses of preparing, printing and assembling the materials used in the solicitation of proxies will be borne by EMC. In addition to the solicitation of proxies by use of the mails, EMC may utilize the services of certain of its officers and employees (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by mail, telephone and electronic means from brokerage houses and other stockholders. Also, EMC has retained D.F. King & Co., Inc. to aid in the solicitation of proxies. D.F. King & Co., Inc. will receive a fee of $10,000 as well as reimbursement for certain expenses incurred by them in connection with their services, all of which will be paid by EMC.

  If the enclosed form of proxy is properly signed and returned or a proxy is voted electronically or by telephone, the shares represented thereby will be voted. If the stockholder specifies in the proxy how the shares are to be voted, they will be voted as specified. If the stockholder does not specify how the shares are to be voted, they will be voted in favor of electing the three persons listed under "Election of Directors" as Class II Directors, to serve until their successors are elected and qualified, and in favor of each of the additional items, as set forth in the accompanying Notice of Annual Meeting. Should any person so named be unable or unwilling to serve as director, the persons named in the enclosed form of proxy intend to vote for such other person as management may recommend. Any stockholder has the right to revoke his or her proxy at any time before it is voted by attending the meeting and voting in person or filing with the Clerk of EMC either a written instrument revoking the proxy or another executed proxy bearing a later date.

  An automated system administered by EMC's transfer agent tabulates all votes cast at the Annual Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. If a quorum is present, the three nominees who receive the greatest number of votes properly cast will be elected as Class II Directors. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors. The effect of an abstention or a broker non-vote will be the same as a vote against Proposal 2. A broker non-vote will have no effect upon the outcome of voting on Proposal 3; however, an abstention will have the same effect as a vote against Proposal 3.

Voting Electronically or by Telephone

  If your shares are registered in the name of a bank or brokerage firm and you have elected to access the 2001 Proxy Statement and Annual Report on Form 10-K for 2000 electronically, you will not be receiving a proxy card and must vote electronically. If you have not elected to access such documents electronically, you may still be eligible to vote electronically or by telephone. A large number of banks and brokerage firms participate in a program offering electronic and telephonic voting options. If your bank or brokerage firm participates, the voting instruction form you receive will provide instructions to vote electronically at the following address on the World Wide Web: www.proxyvote.com or by telephone. If you vote this year's proxy electronically, you may also elect to receive future proxy and other materials electronically by following the instructions when you vote.

Annual Meeting Admission

  If you plan to attend the Annual Meeting in person, please complete and return the RSVP card mailed with this Proxy Statement and detach and retain the admission ticket which is included on the back cover of this Proxy Statement. If you received your proxy materials electronically, please go to www.emc.com/annualmeeting, to complete your RSVP and to request an admission ticket. Stockholders who do not present admission tickets at the meeting may be required to present verification of ownership, such as a bank or brokerage firm account statement.

Other Business

  As of the date of this Proxy Statement, EMC's management has no knowledge of any business other than that described in the Notice of Annual Meeting that will be presented for consideration at the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                      EACH OF THE NOMINEES LISTED BELOW.

  Pursuant to Section 50A of Chapter 156B of the Massachusetts General Laws, the Board of Directors is currently divided into three classes, having staggered terms of three years each. Under Section 50A and EMC's By-laws, the Board of Directors may determine the total number of directors and the number of directors to be elected at any annual meeting of stockholders or special meeting in lieu thereof. The Board of Directors has fixed at eight the total number of directors and has fixed at three the number of Class II Directors to be elected at

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the 2001 Annual Meeting. Of the current total of eight directors, three Class
II Directors have terms expiring at the 2001 Annual Meeting, three Class III Directors have terms expiring at the 2002 Annual Meeting and two Class I Directors have terms expiring at the 2003 Annual Meeting. The three directors whose terms expire at the 2001 Annual Meeting have been nominated by the Board of Directors for election at such meeting. All of the nominees for director are now Class II members of the Board of Directors. Each Class II Director elected at the 2001 Annual Meeting will serve until the 2004 Annual Meeting or special meeting in lieu thereof, and until that director's successor is elected and qualified.

Information With Respect to Nominees

  Set forth below is information with respect to each nominee for Class II Director to be elected at the 2001 Annual Meeting, and for each Class I and Class III Director. All of the directors were previously elected by the stockholders except for Joseph M. Tucci, who was elected to the Board of Directors in January 2001.

   NOMINEES TO SERVE AS CLASS II DIRECTORS FOR A THREE-YEAR TERM EXPIRING AT
                            THE 2004 ANNUAL MEETING

John R. Egan

  Mr. Egan, age 43, has been a Director of EMC since May 1992. From October 1986 to January 1992, he served in a number of executive positions with EMC including Executive Vice President, Operations and Executive Vice President, International Sales. From January 1992 to June 1996, Mr. Egan was Executive Vice President, Sales and Marketing of EMC. He was on a leave of absence as an executive officer of EMC from June 1996 to May 1997. From May 1997 to September 1998, he was Executive Vice President, Products and Offerings of EMC, at which time he resigned as an executive officer of EMC. Mr. Egan has remained an employee of EMC. Mr. Egan has also been a principal in a venture capital firm since October 1998. Mr. Egan is also a Director of Caldera Systems, Inc., a software services provider, and NetScout Systems, Inc., a provider of network and application performance management solutions. Mr. Egan is a member of the Mergers and Acquisitions Committee of EMC.

Joseph F. Oliveri

  Mr. Oliveri, age 51, has been a Director of EMC since March 1993. From June 2000 to the present, Mr. Oliveri has been the Vice Chairman of the Board of Directors and Executive Vice President of Jaco Electronics, Inc., a distributor of electronics components to original equipment manufacturers. From March 1983 to June 2000, he was the President and Chief Executive Officer of Interface Electronics Corporation, a distributor of electronics components to original equipment manufacturers, which was acquired by Jaco Electronics in June 2000. Mr. Oliveri is Chairman of the Stock Repurchase and Bond Redemption Oversight Committee and a member of the Audit Committee of EMC.

Michael C. Ruettgers

  Mr. Ruettgers, age 58, has been Executive Chairman of the Board of Directors of EMC since January 2001. He has served as a Director of EMC since May 1992. From January 1992 to January 2001, Mr. Ruettgers served as Chief Executive Officer of EMC. From October 1989 to January 2000, he was President of EMC. He also served as Chief Operating Officer of EMC from October 1989 to January 1992 and Executive Vice

                                       3
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  President, Operations from July 1988 to October 1989. Mr. Ruettgers is also a Director of Raytheon Company, a global technology and electronics company, and PerkinElmer, Inc., a diversified technology company. Mr. Ruettgers is a member of the Executive Compensation and Stock Option Committee of EMC.

              CLASS III DIRECTORS SERVING A TERM EXPIRING AT THE
                              2002 ANNUAL MEETING

Michael J. Cronin

  Mr. Cronin, age 62, has been a Director of EMC since May 1990. He has been Chief Executive Officer of Cognition Corporation, a CAD/CAM software supplier, from September 1987 to the present. Mr. Cronin is also Chairman of the Board of Directors of Cognition Corporation. From June 1984 to September 1990, he was Chief Executive Officer and President of Automatix, Inc., an industrial vision systems manufacturer. Mr. Cronin is also a Director of Leeman Labs, Inc., a manufacturer of analytical instruments for the environmental and industrial markets. Mr. Cronin is Chairman of the Executive Compensation and Stock Option Committee and a member of the Audit Committee and the Mergers and Acquisitions Committee of EMC.

W. Paul Fitzgerald

  Mr. Fitzgerald, age 60, has been a Director of EMC since March 1991. From January 1985 to January 1988, he was Vice President, Finance of EMC. From January 1988 to March 1995, he was Senior Vice President, Finance and Administration and Chief Financial Officer of EMC. From October 1991 to March 1995, he was Treasurer of EMC. Mr. Fitzgerald retired as an employee of EMC in October 1995. Mr. Fitzgerald is Chairman of the Audit Committee and a member of the Stock Repurchase and Bond Redemption Oversight Committee of EMC.

Joseph M. Tucci

  Mr. Tucci, age 53, has been Chief Executive Officer and a Director of EMC since January 2001, and has served as President of EMC since January 2000. From January 2000 to January 2001, he was also Chief Operating Officer of EMC. Prior to joining EMC, Mr. Tucci served as Deputy Chief Executive Officer of Getronics N.V., an information technology services company, from June 1999 through December 1999 and as Chairman of the Board and Chief Executive Officer of Wang Global, an information technology services company, from December 1993 to June 1999. Getronics N.V. acquired Wang in June 1999. Mr. Tucci joined Wang in 1990 as its Executive Vice President, Operations. Mr. Tucci is also a Director of Paychex, Inc., a provider of payroll, human resources and benefits outsourcing solutions, and Telecom Italia S.p.A., a telecommunications company.

               CLASS I DIRECTORS SERVING A TERM EXPIRING AT THE
                              2003 ANNUAL MEETING

Richard J. Egan

  Mr. Egan, age 65, is a Founder of EMC and has served as a Director of EMC since its inception in 1979. He was appointed Chairman Emeritus in January 2001. From January 1988 to January 2001, Mr. Egan served as Chairman of the Board of Directors of EMC. Prior to January 1988, he was also President of EMC. From 1979 to January 1992, he was Chief Executive Officer of EMC. Mr. Egan is also a Director of

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  Cognition Corporation, a CAD/CAM software supplier, NSTAR, a public utility, and NetScout Systems, Inc., a provider of network and application performance management solutions. Mr. Egan is Chairman of the Mergers and Acquisitions Committee and a member of the Executive Compensation and Stock Option Committee and the Stock Repurchase and Bond Redemption Oversight Committee of EMC.

Alfred M. Zeien

  Mr. Zeien, age 71, has been a Director of EMC since December 1999. From February 1991 to April 1999, Mr. Zeien served as Chairman of the Board and Chief Executive Officer of The Gillette Company, a consumer products company. He joined Gillette in 1968 and held various positions with Gillette including President and Chief Operating Officer. Mr. Zeien is also a Director of Gillette, Massachusetts Mutual Life Insurance Company, a financial services company, Polaroid Corporation, an instant and digital imaging company, and Raytheon Company, a global technology and electronics company.

  During the fiscal year ended December 31, 2000, EMC's Board of Directors held eight meetings.

                                  PROPOSAL 2

       APPROVAL OF AMENDMENT TO EMC'S RESTATED ARTICLES OF ORGANIZATION

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.

  EMC's Restated Articles of Organization currently authorize the issuance of 3,000,000,000 shares of Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share, which may be issued in one or more series. On January 17, 2001, the Board of Directors voted to propose and recommend approval of an amendment to the Restated Articles of Organization to increase the number of authorized shares of Common Stock from 3,000,000,000 shares to 6,000,000,000 shares. The affirmative vote of the holders of a majority of the outstanding shares is required to approve this amendment to the Restated Articles of Organization.

Current Use of Shares

  As of January 31, 2001, there were a total of 2,357,881,444 shares of Common Stock outstanding or reserved for issuance (including shares subject to outstanding options), with no shares held by EMC in its treasury. This total number of shares includes shares of Common Stock reserved for issuance under EMC's 1985 Stock Option Plan (the "1985 Plan"), 1989 Employee Stock Purchase Plan (the "1989 Plan"), 1992 Stock Option Plan for Directors (the "1992 Directors Plan"), 1993 Stock Option Plan (the "1993 Plan"), certain other EMC stock plans and certain non-plan options. As of the date of this Proxy Statement, there are no shares of preferred stock issued or outstanding.

Description of Common Stock

  The amendment to EMC's Restated Articles of Organization would increase the number of shares of the existing class of Common Stock available for issuance by EMC, but would have no effect upon the terms of the Common Stock or rights of holders of such Common Stock. Holders of Common Stock are entitled to one vote for each share held and have no preemptive or other rights to subscribe for additional shares from EMC. There are no cumulative voting rights, with the result that holders of more than 50% of the shares of Common Stock are able to elect 100% of the class of EMC's directors to be elected at any annual meeting of stockholders or

                                       5
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special meeting in lieu thereof. All outstanding shares of Common Stock are, and those issuable upon the exercise of options will be, when issued and fully paid for, validly issued, fully paid and non-assessable. Holders of Common Stock are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor. On liquidation, dissolution or winding up of EMC, the holders of Common Stock are entitled to receive their pro rata portion of the net assets of the Company remaining after the payment of all debts, obligations and liquidation preferences, if any.

Purpose of the Proposed Amendment

  The Board of Directors believes it is in EMC's best interests to increase the number of shares of Common Stock which EMC is authorized to issue. The Board of Directors believes the proposed increase will make available a sufficient number of authorized shares of Common Stock for future issuances, including stock splits, stock dividends, financings, corporate mergers, acquisitions, use in employee benefit plans or other corporate purposes. The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock is desirable to enhance EMC's flexibility in connection with such possible future actions and would allow shares of Common Stock to be issued without the expense and delay of a special meeting of stockholders.

  As of the date of this Proxy Statement, EMC has no agreements, commitments or plans with respect to the sale or issuance of additional shares of Common Stock, other than with respect to those shares of Common Stock reserved for issuance as noted above.

Effects of the Proposed Amendment

  If this proposal is adopted, the additional shares of authorized Common Stock (as well as all currently authorized but unissued shares of Common Stock) would be available for issuance without further action by the stockholders, subject, however, to the requirements of the New York Stock Exchange that stockholder approval be obtained for certain issuances of additional shares of Common Stock, including those in excess of 20% of the number of shares then outstanding. If additional shares of Common Stock are issued as a result of the proposed increase in the number of shares of authorized Common Stock, this may have a dilutive effect on the voting power of existing stockholders and on earnings per share. In addition, the proposed increase in the number of shares of authorized Common Stock could have the effect of making a change in control of EMC more difficult.

                                  PROPOSAL 3

            APPROVAL OF THE EMC CORPORATION 2001 STOCK OPTION PLAN

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3

  On January 17, 2001, the Board of Directors voted to propose and recommend approval of the adoption of the EMC Corporation 2001 Stock Option Plan (the "2001 Plan"). The 2001 Plan will allow EMC to offer equity incentives to attract, retain and motivate highly qualified individuals essential to EMC's long-term growth and success. Stock options are a key element of EMC's compensation package in the highly competitive employment environment in the information technology industry. Stock options also encourage employee loyalty to EMC and align employee interests directly to the interests of EMC's stockholders.

  As of January 31, 2001, EMC and its subsidiaries had approximately 24,100 employees worldwide. To support its long-term growth and success, EMC anticipates that it will continue to increase its work force. All of

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the new and existing employees would be eligible to be considered for option grants under the 2001 Plan. EMC believes that the adoption of the 2001 Plan, which would increase the number of shares of Common Stock reserved for issuance as stock options to new and existing employees, will help EMC accomplish its recruitment and retention goals and will help keep EMC's stock-based incentive compensation competitive within the information technology industry.

  As of February 28, 2001, there were an aggregate of [     ] shares of Common
Stock issuable pursuant to outstanding stock options granted under the 1985 Plan, the 1992 Directors Plan, the 1993 Plan and certain other EMC stock plans and certain non-plan options. In addition, as of February 28, 2001, an
aggregate of [     ] shares of Common Stock remained available for future
grant under all such plans and the 1989 Plan. EMC anticipates that the number of shares of Common Stock available for future grant under its current employee stock option plans will be sufficient to cover projected option grants only through approximately the end of 2001. If EMC's stockholders approve the adoption of the 2001 Plan, 80,000,000 additional shares of Common Stock will be reserved for issuance and available for future option grants. EMC believes that such additional shares under the 2001 Plan, together with the shares available under its current employee stock option plans, will be sufficient to cover projected option grants to new and existing employees for approximately two years. If the 2001 Plan is not approved by EMC's stockholders, EMC will not be able to grant any options to employees under EMC's current stock option plans once all of the shares reserved under such plans have been used for grants of options.

  The full text of the 2001 Plan appears as Exhibit A to this Proxy Statement. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the adoption of the 2001 Plan.

  The closing price of a share of Common Stock on the New York Stock Exchange
on February 28, 2001 was $[   ]. The proceeds received by EMC upon exercise of
the options by participants in the 2001 Plan will be used for the general corporate purposes of EMC.

Summary of the 2001 Plan

  A total of 80,000,000 shares of Common Stock will be reserved under the 2001 Plan for issuance to employees and officers of EMC and its subsidiaries. Options granted pursuant to the 2001 Plan may, at the discretion of the Board of Directors or the Executive Compensation and Stock Option Committee (the "Compensation Committee"), be incentive stock options.

  The Board of Directors and the Compensation Committee are authorized to approve all transactions under the 2001 Plan and to determine the provisions of options to be granted under the 2001 Plan. The Compensation Committee was appointed by and serves at the pleasure of the Board of Directors. Subject to the 2001 Plan, each of the Board of Directors and the Compensation Committee has full authority to interpret the terms of the 2001 Plan and options granted under the 2001 Plan, to adopt, amend and rescind rules and guidelines for the administration of the 2001 Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the 2001 Plan. However, any change to the terms of an option will be approved by the Board of Directors to the extent such change would be deemed to be a new option grant, or those terms relate to a subsequent transaction that would not be exempt from Section 16(b) of the Securities Exchange Act of 1934 in the absence of the approval of the Board of Directors.

  The Board of Directors or the Compensation Committee approves conclusively, consistent with the 2001 Plan, the individuals to receive options, the number and exercise price of the options, the time when the options become exercisable and whether such options will be incentive stock options.

  The Common Stock delivered to option holders upon the exercise of options may, in the discretion of the Board of Directors, be either authorized but unissued shares of Common Stock or shares of Common Stock held by EMC in its treasury.

  Each of the Board of Directors and the Compensation Committee may, in its discretion, approve an option grant to an eligible person under the 2001 Plan. An eligible person to participate in the 2001 Plan is any employee of EMC or any of its subsidiaries. Members of the Board of Directors who are not employed as regular salaried officers or employees of EMC may not participate in the 2001 Plan. As of January 31, 2001, there were approximately 24,100 employees eligible to participate in the 2001 Plan. The number of options which may be granted to any eligible person is also within the discretion of each of the Board of Directors and the Compensation Committee, subject to certain conditions concerning incentive stock options.

  Options granted under the 2001 Plan are exercisable at such time or times as the Board of Directors or the Compensation Committee shall determine. However, no incentive stock option may be exercisable after ten years from the date of its grant (five years in the case of a 10% or more stockholder).

  Under the 2001 Plan, options are generally non-transferable other than by will or by the laws of descent and distribution. Options may be exercised by a person other than the option holder only in the circumstances outlined below; provided, that the Board of Directors or the Compensation Committee may allow for transferability of nonstatutory stock options (as defined below) to immediate family members of the option holder or to trusts, partnerships or other entities controlled by and of which the beneficiaries are immediate family members of the option holder.

  Under the 2001 Plan, all previously unexercised options terminate and are forfeited automatically upon the termination of the option holder's employment with EMC, unless the Compensation Committee or the Board of Directors expressly specifies otherwise. However, if an option holder's employment is terminated by reason of death, all options held by the option holder, to the extent exercisable on the date of his or her death, may be exercised by the option holder's executor or administrator, or by the person to whom the option is transferred under the applicable laws of descent or distribution, within three years of the death of the option holder. If an option holder's employment is terminated by reason of Disability (as defined in the 2001 Plan) or Retirement (as defined in the 2001 Plan), then his or her options, to the extent exercisable on the date of termination, may be exercised by the option holder within three years after the date of termination. Incentive stock options that are not exercised within (a) twelve months after the date an option holder's employment is terminated by reason of Disability or (b) three months after the date an option holder's employment is terminated by reason of Retirement, will be treated as nonstatutory stock options. All options expire at the end of the three-year period, provided that in no event shall (i) any option be exercised beyond the date on which such option would otherwise expire pursuant to the terms thereof or (ii) any incentive stock option be exercised after the expiration of ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) from the date the incentive stock option was granted. Shares of Common Stock which are not delivered because of termination of options may be reused for other options.

  With respect to options held by officers or certain other persons, the Board of Directors or the Compensation Committee may cancel, suspend or otherwise limit any unexpired option and rescind the exercise of an option if such option holder engages in certain detrimental activity.

  The exercise price of options granted under the 2001 Plan is determined by the Board of Directors or the Compensation Committee on the date of grant, subject to limitations contained in the 2001 Plan, including the limitation that the exercise price may not be less than par value. The exercise price of incentive stock options under the 2001 Plan is subject to certain additional limitations as set forth below.

  Payment for shares to be granted upon exercise of options must be made in full in cash or by bank draft, check or money order before the shares are delivered. A person electing to exercise an option must give written notice to EMC of the election, accompanied by any documents required by the Board of Directors or the Compensation Committee and the purchase price. The Board of Directors or the Compensation Committee may require the person to fulfill any conditions it stipulates that are not inconsistent with the terms of the 2001 Plan. When options are exercised by an individual subject to taxation in a foreign jurisdiction, EMC may require the option holder to remit to EMC applicable taxes prior to the delivery of any shares of Common Stock. If, at or subsequent to the time an incentive stock option is exercised, the Compensation Committee determines that EMC could be liable for withholding applicable taxes upon a disposition of the underlying Common Stock, the Compensation Committee may require as a condition of exercise now or in the future that the option holder agree to notify EMC of any disposition of the underlying Common Stock and provide EMC with such security as the Compensation Committee deems adequate to meet the potential liability of EMC for withholding of taxes.

  The Board of Directors or the Compensation Committee may at any time discontinue granting options under the 2001 Plan. The Board of Directors may amend the 2001 Plan, except that no amendment may adversely affect the rights of any option holder without his or her consent and except that no amendment will, without the approval of the stockholders of EMC, increase the number of shares of Common Stock available for grant under the 2001 Plan, change the group of employees eligible to receive options, reduce the exercise price of outstanding incentive stock options, reduce the price at which future incentive stock options may be granted, extend the time within which options may be granted, alter the 2001 Plan so that options intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), would not do so, or change the amendment provisions of the 2001 Plan.

  No incentive stock options can be granted under the 2001 Plan after May 9, 2011, but options granted before that date may be exercised thereafter.

  In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number and kind of shares of stock or securities of EMC then subject to the 2001 Plan and the options then outstanding or to be granted thereunder, and the option price, will be appropriately adjusted by the Board of Directors or the Compensation Committee, whose determination will be binding on all persons. In the event of a dissolution, liquidation, consolidation or merger in which EMC is not the surviving corporation, all outstanding options will thereupon terminate, provided that at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, EMC will either (i) make all outstanding options immediately exercisable or (ii) arrange to have the surviving corporation grant replacement options to the option holders.

  The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, except as stated otherwise below. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an "employee" as defined in the applicable provisions of the Code and regulations issued thereunder. No incentive stock option will be granted to any person who at the time of the grant owns, directly or indirectly through application of the attribution rules of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of EMC or of its subsidiaries unless the option price on the date of the grant is at least 110% of the fair market value of the stock subject to the option and the period of the option does not exceed five years from the date of grant.

Federal Income Tax Consequences

  The 2001 Plan is not qualified under Section 401(a) of the Code. In general, neither the grant nor the exercise of an incentive stock option granted under the 2001 Plan will result in taxable income to the option holder or a deduction to EMC. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years from the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss.

  If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally realize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the Common Stock on the date of exercise and the option price. In the case of a disqualifying disposition which is a sale in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount realized on such sale over the adjusted basis of the stock, that is, in general, the price paid for the stock. EMC will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to any necessary withholding and reporting requirements.

  Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between (i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

  Options granted under the 2001 Plan which are not incentive stock options are "nonstatutory options." No income results upon the grant of a nonstatutory option. When an option holder exercises a nonstatutory option, he or she will realize ordinary income subject to withholding. Generally, such income will be realized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of the Common Stock over the option price. EMC will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income realized by the option holder, subject to certain withholding and reporting requirements.

  This summary is not a complete description of the U.S. Federal income tax aspects of the 2001 Plan. Moreover, this summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 2001 Plan, as well as foreign, state and local tax consequences.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding EMC's Common Stock owned on January 31, 2001 (i) by each person who is known by EMC to own beneficially more than 5% of EMC's Common Stock, (ii) by each of EMC's directors and nominees for director, (iii) by each of the Named Executive Officers (as defined below) and (iv) by all directors and executive officers as a group.

                                                       Number of
                                                         Shares    Percent of
                                                      Beneficially Outstanding
Name of Beneficial Owner                                Owned(1)     Shares
------------------------                              ------------ -----------
Michael J. Cronin(2).................................      71,666       **
John R. Egan(3)*.....................................   4,902,110       **
Richard J. Egan(4)...................................  14,258,494       **
W. Paul Fitzgerald(5)................................     514,818       **
Frank M. Hauck(6)....................................     222,193       **
Joseph F. Oliveri(7)*................................     255,433       **
Michael C. Ruettgers(8)*.............................   4,659,040       **
Michael A. Ruffolo(9)................................      50,688       **
Joseph M. Tucci(10)..................................      80,338       **
Alfred M. Zeien(11)..................................      26,666       **
All directors and executive officers as a group (13
 persons)(12)........................................  24,281,063      1.1%

--------
 *  Nominee for director
**  Less than 1%
(1) Except as otherwise noted, all persons have sole voting and investment power with respect to their shares. All amounts shown in this column include shares obtainable upon exercise of stock options currently exercisable or exercisable within 60 days of the date of this table.
(2) Mr. Cronin is deemed to own 56,666 of these shares by virtue of options to purchase these shares.
(3) John R. Egan is deemed to own 1,640,000 of these shares by virtue of options to purchase these shares. Excludes 147,226 shares held in two trusts, as to which Mr. Egan disclaims beneficial ownership.
(4)  Includes 1,325,000 shares beneficially owned by Mr. Egan's wife, Maureen
     E. Egan. Excludes 9,680,000 shares and options to purchase 7,268,600 shares (6,636,000 of which are currently exercisable) held in the Maureen
     E. Egan Special Trust II and the Maureen E. Egan Special Trust III, of which Mrs. Egan is a beneficiary, but has no power to vote or direct the voting of and no power to dispose of or direct the disposition of such shares, and 4,902,110 shares held by John R. Egan. Mr. Richard J. Egan disclaims beneficial ownership of all such shares.
(5) Mr. Fitzgerald is deemed to own 354,666 of these shares by virtue of options to purchase these shares.
(6) Mr. Hauck is deemed to own 160,000 of these shares by virtue of options to purchase these shares.
(7) Mr. Oliveri is deemed to own 106,666 of these shares by virtue of options to purchase these shares.
(8) Mr. Ruettgers is deemed to own 2,232,200 of these shares by virtue of options to purchase these shares. Excludes 2,400 shares owned by Mr. Ruettgers' children and 125,000 shares held in the Ruettgers Family Charitable Foundation, as to which Mr. Ruettgers disclaims beneficial ownership.

(9) Mr. Ruffolo is deemed to own 48,288 of these shares by virtue of options to purchase these shares.
(10) Mr. Tucci is deemed to own 80,000 of these shares by virtue of options to purchase these shares.
(11) Mr. Zeien is deemed to own 21,666 of these shares by virtue of options to purchase these shares.
(12) Includes 4,855,048 shares of Common Stock beneficially owned by all executive officers and directors as a group by virtue of options to purchase these shares. Excludes shares as to which such individuals have disclaimed beneficial ownership.

  The address of all persons listed above is c/o EMC Corporation, 171 South Street, Hopkinton, Massachusetts 01748.

                      COMPENSATION OF EXECUTIVE OFFICERS

  The following table discloses compensation received by EMC's Chief Executive Officer and the next four most highly paid executive officers in 2000 (collectively, the "Named Executive Officers") for the three fiscal years ended December 31, 2000, 1999 and 1998.

                          SUMMARY COMPENSATION TABLE

                                            Annual                    Long Term
                                         Compensation                Compensation
                          ------------------------------------------ ------------
                                                                        Awards
  Name and Principal                                  Other Annual   ------------      All Other
  Position                Year Salary($) Bonus($)(1) Compensation($)  Options(#)    Compensation($)
  ------------------      ---- --------- ----------- --------------- ------------   ---------------
Michael C.
 Ruettgers(2)...........  2000 1,000,000  1,809,880       87,216(3)     250,000           4,416(4)
 Executive Chairman of
  the                     1999   800,586  1,326,400       66,350(3)     561,000           3,720(4)
 Board of Directors       1998   673,462  1,089,100       53,371(3)   1,000,000           2,720(4)

Richard J. Egan(5)......  2000    --        875,000      500,000(6)       --             99,367(8)
 Chairman Emeritus        1999    --        663,200      398,898(6)     948,600(7)      139,243(8)
 and Director             1998    --        544,550      325,999(6)       --            182,989(8)

Joseph M. Tucci(9)......  2000   600,000  1,212,400        --           800,000           --
 President, Chief
  Executive               1999    --         --            --             --              --
 Officer and Director     1998    --         --            --             --              --

Michael A. Ruffolo(10)..  2000   600,000  1,468,350        --           350,000         300,821(11)
 Executive Vice
  President,              1999    --         --            --             --              --
 Global Sales, Services
  and                     1998    --         --            --             --              --
 Marketing

Frank M. Hauck..........  2000   377,500    392,100        --           150,000           3,000(12)
 Executive Vice
  President,              1999   275,558    172,700        --             --              3,000(12)
 Products and Offerings   1998   241,268     73,450        --           200,000           2,000(12)

--------
(1) Includes performance bonuses and commissions accrued in year of service whether paid during year of service or thereafter.
(2) Mr. Ruettgers served as the Chief Executive Officer of EMC for each of the years presented. Mr. Ruettgers became the Executive Chairman of the Board of Directors of EMC effective January 17, 2001.
(3)  Includes the amounts of $63,629 in 2000, $38,409 in 1999, and $26,126 in
     1998 for personal use of EMC-owned transportation. Also includes the amounts of $12,144 in 2000 and $18,707 in 1999 for tax planning advice.
(4) Includes the amounts of $3,000 for each of 2000 and 1999 and $2,000 for 1998 paid to Mr. Ruettgers' account in the EMC 401(k) Plan, and $1,416 for 2000 and $720 for each of 1999 and 1998 paid to Mr. Ruettgers' account in the EMC Supplemental Retirement Program.
(5) Mr. Egan ceased to be an executive officer of EMC effective January 17, 2001.
(6) Represents consulting payments made to Mr. Egan following his resignation as an employee of EMC effective June 30, 1996.
(7) Mr. Egan transferred all of these options to a trust for the benefit of "immediate family members" as defined in, and pursuant to the terms and conditions of the grants of, such options.

(8) Includes the present value of the economic benefit to Mr. Egan of the non-term portion of the premium advanced, on a non-interest bearing basis, by EMC during 2000, 1999 and 1998 ($785,710, $790,465 and
     $725,757, respectively) with respect to a split-dollar insurance agreement described below, based on the earliest possible date on which EMC may terminate the split dollar agreement and receive back all funds advanced, which is August 16, 2002. EMC did not pay any portion of the term life insurance portion of the premium in 2000, 1999 or 1998. In January 1993, EMC entered into a "split dollar" life insurance agreement with the Egan Family Irrevocable Insurance Trust, for the benefit of the Mr. Egan's family. Mr. Egan is Chairman Emeritus and a Director of EMC, Maureen E. Egan is a former Director of EMC and John R. Egan is a Director of EMC. Under the agreement, premiums equivalent, in general terms, to the aggregate annual increase in the cash value of the policies will be advanced by EMC to the Egan Family Irrevocable Insurance Trust and will be required to be repaid to EMC (without interest) upon death or at such time as the aggregate cash value of the fully funded policies equals EMC's total premium advances. All EMC advances will be collateralized by the aggregate cash value of the policies.
(9) Mr. Tucci joined EMC on January 2, 2000 and became Chief Executive Officer of EMC effective January 17, 2001.
(10)  Mr. Ruffolo joined EMC on January 2, 2000.
(11) Includes the amounts of $200,000 to compensate Mr. Ruffolo for certain amounts he forfeited in connection with leaving his position at his prior employer, $97,821 in relocation expenses and $3,000 paid to Mr. Ruffolo's account in the EMC 401(k) Plan.
(12) Includes the amounts of $3,000 for each of 2000 and 1999 and $2,000 for 1998 paid to Mr. Hauck's account in the EMC 401(k) Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table provides information on option grants in the fiscal year ended December 31, 2000 to the Named Executive Officers.

                              Individual Grants
                           --------------------------                                Potential Realizable
                                         Percent of              Market             Value at Assumed Annual
                                        Total Options            Price               Rates of Stock Price
                             Number      Granted to               per               Appreciation for Option
                           of Options     Employees   Exercise  Share on                     Term
                            Granted       in Fiscal     Price   Date of  Expiration -----------------------
          Name             in 2000(1)      Year(2)    per Share  Grant      Date        5%          10%
          ----             ----------   ------------- --------- -------- ---------- ----------- -----------
Michael C. Ruettgers(3)..   250,000(4)      0.84%     $84.00    $84.00    07/19/10  $13,206,787 $33,468,592
Richard J. Egan..........      --            --          --        --        --         --          --
Joseph M. Tucci(3).......   400,000(5)      1.34%     $58.375   $58.375   01/19/10  $14,684,690 $37,213,886
                            400,000(4)      1.34%     $84.00    $84.00    07/19/10  $21,130,859 $53,549,747
Michael A. Ruffolo.......   250,000(5)      0.84%     $58.375   $58.375   01/19/10  $ 9,177,931 $23,258,679
                            100,000(4)      0.33%     $84.00    $84.00    07/19/10  $ 5,282,715 $13,387,437
Frank M. Hauck...........   100,000(6)      0.33%     $60.8125  $60.8125  04/12/10  $ 3,824,465 $ 9,691,946
                             50,000(4)      0.17%     $84.00    $84.00    07/19/10  $ 2,641,357 $ 6,693,718

--------
(1) The options are exercisable in annual increments of 20% over a five-year period.
(2) EMC granted options representing an aggregate of 29,939,977 shares of Common Stock to approximately 11,190 employees of EMC and its subsidiaries in fiscal 2000 under the 1985 Plan and the 1993 Plan.
(3) The options granted to Mr. Ruettgers and Mr. Tucci are transferable to "immediate family members," as defined in, and pursuant to the terms and conditions of, the grants of such options.
(4) The term of such option grant is ten years from the date of grant, which was July 19, 2000.
(5) The term of such option grant is ten years from the date of grant, which was January 19, 2000.
(6) The term of such option grant is ten years from the date of grant, which was April 12, 2000.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

  The following table provides information on option exercises in 2000 by the Named Executive Officers and the value of such officers' unexercised options at December 31, 2000.

                         Number of               Number of Unexercised      Value of Unexercised
                          Shares                Options at Fiscal Year      In-the-Money Options
                         Acquired                         End                at Fiscal Year End
                            on        Value    ------------------------- --------------------------
          Name           Exercise   Realized   Exercisable Unexercisable Exercisable  Unexercisable
------------------------ --------- ----------- ----------- ------------- ------------ -------------
Michael C. Ruettgers....  900,000  $67,181,800  2,232,200    2,498,800   $140,556,815 $125,369,053
Richard J. Egan.........    --         --          --           --            --           --
Joseph M. Tucci.........    --         --          --          800,000        --      $  3,250,000
Michael A. Ruffolo......    --         --          --          350,000        --      $  2,031,250
Frank M. Hauck..........   52,240  $ 4,743,160    160,000      350,000   $  9,305,624 $ 12,111,874

  Notwithstanding anything to the contrary set forth in any of the EMC's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following report and the Stock Price Performance Graph on page 20 shall not be incorporated by reference into any such filings.

                     REPORT OF THE EXECUTIVE COMPENSATION
             AND STOCK OPTION COMMITTEE AND THE BOARD OF DIRECTORS

  EMC's compensation philosophy is to tightly link executive pay to corporate performance and returns to stockholders. A significant portion of executive compensation is tied to EMC's success in meeting one or more specified performance goals and to appreciation in EMC's market valuation. Thus, a significant portion of an executive's compensation is at risk. The goals of the compensation program are to attract and retain exceptional executive talent, to motivate these executives to achieve EMC's business goals, to link executive and stockholder interests through equity-based plans, and to recognize individual contributions as well as overall business results.

  Each year the Compensation Committee conducts a full review of EMC's executive compensation program. As occurred in 2000, this review often includes a comprehensive report from an independent executive compensation consultant comparing EMC's executive compensation, corporate performance, stock price appreciation and total return to stockholders to a peer group of publicly traded high technology companies. The Compensation Committee reviews the selection of peer companies used for compensation analysis annually. The companies in the peer group used for compensation analysis are generally not the same as those in the peer group index in the Stock Performance Graph included in this Proxy Statement.

  The peer group in the Stock Performance Graph is comprised of companies in the computer storage field. The Compensation Committee is of the opinion that EMC generally does not compete with such companies for executive talent and therefore uses other high technology companies for compensation analysis. The companies used for compensation analysis are generally other leading high technology companies which are comparable to EMC in terms of revenues, workforce size or growth rate. The selected peer group for compensation analysis may vary from year to year based upon market conditions and changes in EMC's business. The annual compensation review provides an ongoing comparison of EMC's executive compensation with the compensation programs of similar companies.

  The key elements of EMC's executive compensation are generally base salary, bonus and stock options. The Compensation Committee's policies with respect to each of the elements are discussed below. While the elements of compensation are considered separately, the Compensation Committee also takes into account the complete compensation package provided by EMC to the individual executive.

Base Salaries

  Base salaries for executive officers are determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for pertinent executive talent, including a comparison to base salaries for comparable positions at other companies. Base salary adjustments are determined annually by evaluating the financial performance and, where appropriate, certain non-financial performance measures, of EMC, and the performance of each executive officer.

  The Compensation Committee believes that base salaries of EMC's executive officers are generally low in comparison to base salaries for comparable positions at other companies. This is due to the fact that EMC's executive compensation program is weighted heavily towards bonuses and other incentives, more tightly coupling executive interests with those of EMC's stockholders.

  With respect to the base salary granted to Mr. Ruettgers in 2000, the Compensation Committee took into account base salaries of chief executive officers of certain other companies, EMC's financial performance in 1999, the performance of the Common Stock and the assessment by the Compensation Committee of Mr. Ruettgers' individual performance. The Compensation Committee also took into account the longevity of Mr. Ruettgers' service to EMC and its belief that Mr. Ruettgers is an excellent representative of EMC to the public by virtue of his stature in the information technology industry.

Executive Bonuses

  EMC's executive officers are eligible for an annual and other cash bonuses. Individual and corporate performance objectives, both quarterly and annual, are established at the beginning of each year by the Compensation Committee. Eligible executives are assigned target bonus levels. The corporate performance measure for bonus payments for 2000 was based on EMC's profitability in 2000. The Compensation Committee also considers individual non-financial performance measures and, where appropriate, business unit performance measures, in determining bonuses.

  Mr. Ruettgers' bonus for 2000 was largely based on EMC's profitability in 2000. In 2000, EMC met or exceeded its primary profitability goals. In awarding the bonus to Mr. Ruettgers, the Compensation Committee also considered the performance of the Common Stock and the role of Mr. Ruettgers in promoting EMC's long-term strategic growth.

Stock Options

  The purpose of EMC's stock option plans is to provide an additional incentive to certain EMC employees to work to maximize stockholder value. Generally, stock options vest in equal increments over five years. This approach is designed to act as a retention device for key employees and to encourage employees to take into account the long-term interests of EMC.

  Stock options may be granted to EMC's executive officers under the 1985 Plan and the 1993 Plan. The guidelines used in 2000 by the Board of Directors in making the stock option grants to Mr. Ruettgers and all other executive officers of EMC took into account the duties and responsibilities of the individual, individual performance, years of service to EMC, the number of outstanding options and the size of prior option awards. In the event of poor corporate performance, the Board of Directors may elect not to award options.

  In 2000, Mr. Ruettgers received options to purchase an aggregate of 250,000 shares at an exercise price equal to the fair market value on the date of grant.

Policy on Deductibility of Compensation

  Section 162(m) of the Internal Revenue Code of 1986 limits the tax deductibility by a company of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, performance-based compensation that has been approved by stockholders is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists solely of "outside directors" (as defined for purposes of Section 162(m)).

  While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Compensation Committee intends to establish executive officer compensation programs which will maximize EMC's tax deduction if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of EMC and its stockholders. However, from time to time the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of EMC and its stockholders.

Conclusion

  Through the programs described above, a very significant portion of EMC's executive compensation is linked directly to corporate and individual performance and stock price appreciation. In 2000, as in previous years, the majority of EMC's executive compensation consisted of compensation with performance-based elements. The Compensation Committee and the Board of Directors intend to continue the policy of linking executive compensation to corporate performance and returns to stockholders.

                                          EXECUTIVE COMPENSATION AND
                                          STOCK OPTION COMMITTEE

                                          Michael J. Cronin, Chairman
                                          Richard J. Egan
                                          Michael C. Ruettgers

                                          As to the portion of the above
                                           report relating to stock options,
                                          BOARD OF DIRECTORS

                                          Michael C. Ruettgers, Executive
                                           Chairman
                                          Richard J. Egan, Chairman Emeritus
                                          Michael J. Cronin
                                          John R. Egan
                                          W. Paul Fitzgerald
                                          Joseph F. Oliveri
                                          Joseph M. Tucci
                                          Alfred M. Zeien

  Notwithstanding anything to the contrary set forth in any of EMC's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following report shall not be deemed incorporated by reference into any such filings.

                         REPORT OF THE AUDIT COMMITTEE

  The Audit Committee members are W. Paul Fitzgerald, Michael J. Cronin and Joseph F. Oliveri. The Audit Committee assists the Board of Directors in monitoring the integrity of EMC's financial statements, EMC's compliance with legal requirements and EMC's internal and external auditors.

  The Board of Directors has adopted a charter for the Audit Committee, a copy of which is attached as Exhibit B to this Proxy Statement.

  The Audit Committee has reviewed and discussed EMC's audited consolidated balance sheets as of December 31, 2000 and 1999 and consolidated statements of income, cash flows and stockholders' equity for the three years ended December 31, 2000 with EMC's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, EMC's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61 (concerning the accounting methods used in the financial statements).

  The Audit Committee has also received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 (concerning matters that may affect an auditor's independence) and has discussed with PricewaterhouseCoopers LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in EMC's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE

                                          W. Paul Fitzgerald, Chairman
                                          Michael J. Cronin
                                          Joseph F. Oliveri

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee members are Michael J. Cronin, Chairman, Richard
J. Egan and Michael C. Ruettgers, who became a member of the committee in January 2001. Richard J. Egan, Chairman Emeritus of the Board of Directors, ceased to be an executive officer and Chairman of the Board in January 2001, and is a member of the Board of Directors of Cognition Corporation, of which Michael J. Cronin is Chief Executive Officer and Chairman of the Board of Directors. In addition to Michael J. Cronin, Michael C. Ruettgers, who is an executive officer and Director of EMC, and Richard J. Egan, John R. Egan and
W. Paul Fitzgerald, who are former executive officers and current Directors of EMC, participated in deliberations of the Board of Directors concerning the stock option portion of executive compensation during the last fiscal year.

                 [STOCK PRICE PERFORMANCE GRAPH APPEARS HERE]
                                     Year
                                1995    1996    1997     1998     1999     2000
      EMC Corporation        100.00  215.45   356.87  1105.62  2842.09  3459.94
       Standard & Poor's 500 100.00  122.95   163.96   210.81   255.16   231.93
         Peer Group Index    100.00  196.17   250.62   481.47  1147.05  1327.19

                             CERTAIN TRANSACTIONS

  In 2000, EMC retained the Thomas A. Fitzgerald Company to provide various forms of corporate insurance and paid premiums of approximately $2,810,000. Thomas A. Fitzgerald is the brother of W. Paul Fitzgerald, a Director of EMC, the brother-in-law of Richard J. Egan, Chairman Emeritus and a Director of EMC, and the uncle of John R. Egan, a Director of EMC.

  Jaco Electronics, Inc. receives payments as a distributor or provider of components supplied to EMC. Joseph F. Oliveri, a Director of EMC, is the Vice Chairman of the Board of Directors and Executive Vice President of Jaco Electronics. In 2000, Jaco Electronics and its predecessor, Interface Electronics Corporation, received payments aggregating approximately $280,000 on component sales to EMC, and approximately $2,980,000 on component sales to unaffiliated third parties who in turn sold products incorporating such components to EMC.

  In 2000, EMC leased certain real estate from Carruth Capital Corporation, for which payments aggregated approximately $2,434,588. John R. Egan, a Director of EMC and the son of Richard J. Egan, and the other children of Richard J. Egan are the stockholders of Carruth.

  In January 2000, EMC acquired all of the issued and outstanding capital stock of Terascape Software, Inc. Egan-Managed Capital L.P. was a stockholder of Terascape and received proceeds of approximately $5,938,600 in such transaction. John R. Egan, a Director of EMC and the son of Richard J. Egan, is a principal of Egan-Managed Capital L.P. and, together with his children, had beneficial interests of approximately $634,456 in such proceeds.

  In January 2000, EMC loaned Michael A. Ruffolo, Executive Vice President, Global Sales, Services and Marketing of EMC, $400,000, all of which is currently outstanding, for the purpose of repaying a loan to his former employer. This loan bears interest at the rate of 5.5% per annum.

  EMC believes that the terms of each of the arrangements described above were fair and not less favorable to EMC than could have been obtained from unaffiliated parties.

Committees of the Board

  The Audit Committee, the Executive Compensation and Stock Option Committee, the Mergers and Acquisitions Committee and the Stock Repurchase and Bond Redemption Oversight Committee are the standing committees of the Board of Directors. The Board of Directors does not have a nominating committee.

                                                         Stock Repurchase
              Executive Compensation    Mergers and          and Bond
   Audit         and Stock Option      Acquisitions    Redemption Oversight
------------  ---------------------- ----------------- --------------------
W. Paul
 Fitzgerald*  Michael J. Cronin*     Richard J. Egan*   Joseph F. Oliveri*
Michael J.
 Cronin       Richard J. Egan        Michael J. Cronin  Richard J. Egan
Joseph F.
 Oliveri      Michael C. Ruettgers** John R. Egan       W. Paul Fitzgerald

--------
*  Chairman
** Mr. Ruettgers was elected to the Executive Compensation and Stock Option Committee in January 2001.

  The Audit Committee, which held five meetings in 2000, reviews with management and EMC's auditors, EMC's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the auditors upon EMC's financial condition and its accounting controls and procedures,

EMC's worldwide corporate compliance program, the independence of EMC's auditors and such other matters as the committee deems appropriate. Mr. Cronin and Mr. Oliveri satisfy the criteria for independence for Audit Committee members set forth in the listing standards of the New York Stock Exchange (the "NYSE"). Mr. Fitzgerald does not currently satisfy such criteria due to the fact that his brother-in-law, Richard J. Egan, was an executive officer of EMC through January 17, 2001. Mr. Fitzgerald is nevertheless eligible pursuant to the NYSE listing standards to continue to serve as a member of the Audit Committee because the Board of Directors has determined that Mr. Fitzgerald's membership on the Audit Committee is required by the best interests of EMC and its stockholders. The Board of Directors believes that Mr. Fitzgerald is particularly well suited to serve on the Audit Committee. He served as principal financial officer of EMC from 1985 to 1988 and as chief financial officer of EMC from 1988 to 1995, thereby gaining unparalleled knowledge and understanding of the complex worldwide business and financial operations of EMC. Furthermore, Mr. Fitzgerald has maintained his independence from EMC since his retirement as an employee of EMC in 1995. As a result, the Board of Directors believes that Mr. Fitzgerald is in a unique position to fulfill his oversight duties and responsibilities on the Audit Committee.

  The Executive Compensation and Stock Option Committee, which held six meetings in 2000, reviews salary policies and compensation of executive officers, officers and other members of management and approves compensation plans. This committee approves all transactions under EMC's stock option plans and has the authority to administer and interpret the provisions of these option plans as well as EMC's employee stock purchase plan and the EMC Corporation Executive Deferred Compensation Retirement Plan. The full Board of Directors ratifies and approves all grants to Section 16 reporting persons under EMC's stock option plans.

  The Mergers and Acquisitions Committee, which held two formal meetings in 2000, reviews with EMC management potential acquisitions.

  The Stock Repurchase and Bond Redemption Oversight Committee held no formal meetings in 2000. This committee oversees and reviews with management the redemption of any of EMC's bonds or convertible notes which may be outstanding from time to time, and any common stock repurchase program which may exist from time to time.

  EMC compensates each director who is not an employee of EMC $15,000 per annum, $3,000 for each regularly scheduled Board of Director's meeting attended, and for each committee on which he serves, $2,000 per annum or $3,000 per annum if he serves as Chairman.

  Under the 1992 Directors Plan, each Eligible Director (as defined below) is awarded an option to purchase up to 40,000 shares of Common Stock on the date he or she first becomes an Eligible Director, subject to the conditions of the plan (a "formula option"). An Eligible Director is any director who (1) is not an employee of EMC; and/or (2) is not a five percent stockholder of EMC or a person in control of such a stockholder. The exercise price for each option granted under the 1992 Directors Plan is the price per share determined by the Compensation Committee or the Board of Directors at the time the option is granted, which price shall not be less than 50% of the fair market value per share of Common Stock on the date of grant. Formula options become exercisable in annual one-third increments on the first three anniversaries of the date of grant. The 1992 Directors Plan also provides for the granting of discretionary, non-formula based options to Eligible Directors. Such non-formula based options may be on terms determined by the Compensation Committee or the Board of Directors not inconsistent with the 1992 Directors Plan.

  On July 19, 2000, pursuant to the 1992 Directors Plan, Maureen E. Egan received a grant of options to purchase 40,000 shares of Common Stock at an exercise price equal to the fair market value of a share of Common Stock on the grant date. Mrs. Egan resigned from the Board of Directors effective January 17, 2001.

                               ----------------

  Richard J. Egan, Chairman Emeritus and a Director of EMC, is the husband of Maureen E. Egan, a former Director of EMC, the father of John R. Egan, a Director of EMC, and the brother-in-law of W. Paul Fitzgerald, a Director of EMC.

                           ADVANCE NOTICE PROCEDURES

  Under EMC's By-laws, nominations for a director may be made only by the Board of Directors, a nominating committee of the Board of Directors, a person appointed by the Board of Directors or by a stockholder entitled to vote who has delivered notice to the principal executive offices of EMC (containing certain information specified in the By-laws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year's annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

  The By-laws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder entitled to vote at such annual meeting who has delivered notice to the principal executive offices of EMC (containing certain information specified in the By-laws) (i) not less than 95 days nor more than 125 days prior to the anniversary date of the preceding year's annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the tenth day following the date notice of such meeting is mailed or made public, whichever is earlier.

  These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in EMC's Proxy Statement under Rule 14a-8 of the Securities Exchange Act of 1934. A copy of the full text of the By-laws provisions discussed above may be obtained by writing to the Clerk of EMC at 35 Parkwood Drive, Hopkinton, Massachusetts 01748-9103.

                             STOCKHOLDER PROPOSALS

  To be eligible for inclusion in EMC's Proxy Statement for the 2002 Annual Meeting of Stockholders, stockholder proposals must be received at EMC's principal executive offices no later than November 18, 2001.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has appointed PricewaterhouseCoopers LLP, who have served as EMC's auditors since 1984, to examine the financial statements of EMC for the fiscal year 2001. In addition to audit services, PricewaterhouseCoopers LLP also provided certain non-audit services to EMC in 2000. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of PricewaterhouseCoopers LLP. The following table sets forth the fees incurred by EMC for the services of PricewaterhouseCoopers LLP in 2000.

                          Financial Information Systems
      Audit Fees          Design and Implementation Fees               All Other Fees
      ----------          ------------------------------               --------------
      $2,130,234                        --                               $1,940,704*

--------
* Consists primarily of fees in connection with matters related to the initial public offering and subsequent spin-off of McDATA Corporation by EMC, and tax planning and compliance matters.

  EMC expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act requires EMC's executive officers and directors, and persons who own more than 10% of EMC's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the company with all copies of Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, EMC believes that during the fiscal year ended December 31, 2000, all filing requirements were complied with in a timely fashion.

                                                                      EXHIBIT A

                                EMC CORPORATION

                            2001 STOCK OPTION PLAN

1. Purpose.

  The purpose of the EMC Corporation 2001 Stock Option Plan is to enable EMC Corporation to provide a special incentive to a limited number of key employees of the Company and its Subsidiaries, if any, who are in a position to have a significant effect upon the Company's business and earnings. In order to accomplish this purpose, the Plan authorizes the grant to such key employees of options to purchase Common Stock of the Company. Increased ownership of Common Stock will provide such key employees with an additional incentive to take into account the long-term interests of the Company.

2. Definitions.

  As used herein, the following words or terms have the meanings set forth below. The masculine gender is used throughout the Plan but is intended to apply to members of both sexes.

  2.1 "Board of Directors" means the Board of Directors of the Company.

  2.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

  2.3 "Committee" means the Committee appointed by the Board of Directors to administer the Plan or the Board of Directors as a whole if no appointment is made.

  2.4 "Common Stock" means the Common Stock of the Company.

  2.5 "Company" means EMC Corporation, a corporation established under the laws of The Commonwealth of Massachusetts.

  2.6 "Fair Market Value" in the case of a share of Common Stock on a particular day, means the fair market value as determined from time to time by the Board of Directors or, where appropriate, by the Committee, taking into account all information which the Board of Directors, or the Committee, considers relevant.

  2.7 "Incentive Stock Option" means a stock option that satisfies the requirements of Section 422 of the Code.

  2.8 "Participant" means an individual holding a stock option or stock options granted to him under the Plan.

  2.9 "Plan" means the EMC Corporation 2001 Stock Option Plan set forth herein.

  2.10 "Subsidiary" or "Subsidiaries" means a corporation or corporations in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock.

  2.11 "Ten Percent Stockholder" means any person who, at the time an option is granted, owns or is deemed to own stock (as determined in accordance with Sections 422 and 424 of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or a subsidiary.

3. Administration.

  3.1 The Plan shall be administered by the Committee and, to the extent provided herein, the Board of Directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

  3.2 Subject to the provisions set forth herein, each of the Committee and the Board of Directors shall have full authority to determine the provisions of options to be granted under the Plan. Subject to the provisions set forth herein, the Committee shall have full authority to interpret the terms of the Plan and of options granted under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan; provided, however, that any change to the terms of an option granted hereunder shall be approved by the Board of Directors to the extent such change would be deemed to be a new option grant or such terms relate to a subsequent transaction that would not be exempt from Section 16(b) of the Securities Exchange Act of 1934 in the absence of such approval.

  3.3 The decision of the Committee or the Board of Directors, as applicable, on any matter as to which the Committee or the Board of Directors, as applicable, is given authority under subsection 3.2 shall be final and binding on all persons concerned.

  3.4 Nothing in the Plan shall be deemed to give any officer or employee, or his legal representatives or assigns, any right to participate in the Plan, except to such extent, if any, as the Committee or the Board, as applicable, may have determined or approved pursuant to the provisions of the Plan.

4. Shares Subject to the Plan.

  4.1 The maximum number of shares of Common Stock that may be delivered upon the exercise of options granted under the Plan shall be 80,000,000, subject to adjustment in accordance with the provisions of Section 8.

  4.2 If any option granted under the Plan terminates without having been exercised in full (including an option which terminates by agreement between the Company and the Participant), or if shares of Common Stock are reacquired by the Company upon the rescission of an exercise of an option, the number of shares of Common Stock as to which an option has not been exercised prior to termination, or have been reacquired upon the rescission of an option, shall be available for future grants within the limits set forth in subsection 4.1.

  4.3 Shares of Common Stock delivered upon the exercise of options shall consist of shares of authorized and unissued Common Stock, except that the Board of Directors may from time to time in its discretion determine in any case the shares to be so delivered shall consist of shares of authorized and issued Common Stock reacquired by the Company and held in its Treasury. No fractional shares of Common Stock shall be delivered upon the exercise of an option.

5. Eligibility for Options.

  Employees eligible to receive options under the Plan shall be those key employees of the Company and its Subsidiaries, if any, who, in the opinion of the Committee, are in a position to have a significant effect upon the Company's business and earnings. Members of the Board of Directors of the Company or a Subsidiary who are not employed as regular salaried officers or employees of the Company or a Subsidiary may not participate in the Plan.

6. Grant of Options.

  6.1 From time to time while the Plan is in effect, each of the Committee and the Board of Directors may, in its absolute discretion, select from among the persons eligible to receive options (including persons to whom options were previously granted) those persons to whom options are to be granted.

  6.2 Each of the Committee and the Board of Directors shall, in its absolute discretion, determine the number of shares of Common Stock to be subject to each option granted by it under the Plan.

  6.3 No Incentive Stock Option may be granted under the Plan after May 9, 2011, but options theretofore granted may extend beyond that date.

7. Provisions of Options.

  7.1 Incentive Stock Options or Other Options. Options granted under the Plan may be either Incentive Stock Options or options which do not qualify as Incentive Stock Options, as the Committee or the Board of Directors shall determine at the time of each grant of options hereunder.

  7.2 Stock Option Certificates or Agreements. Options granted under the Plan shall be evidenced by certificates or agreements in such form as the Committee shall from time to time approve. Such certificates or agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of options intended to qualify as Incentive Stock Options, the certificates or agreements shall contain such provisions relating to exercise and other matters as are required of incentive stock options under the Code.

  7.3 Terms and Conditions. All options granted under the Plan shall be subject to the following terms and conditions to the extent applicable and to such other terms and conditions not inconsistent therewith as the Committee or the Board of Directors shall determine:

    7.3.1 Exercise Price. The exercise price per share of Common Stock with respect to each option shall be as determined by the Committee but in the case of an Incentive Stock Option not less than 100% (110% in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the Fair Market Value per share at the time the option is granted. In the case of an option which does not qualify as an Incentive Stock Option, the exercise price per share of Common Stock shall be not less than par value.

    7.3.2 Value of Shares of Common Stock Subject to Incentive Stock Options. Each eligible employee may be granted Incentive Stock Options only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any related corporation, such Incentive Stock Options do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the Incentive Stock Options were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

    7.3.3 Period of Options. An option shall be exercisable during such period of time as the Committee or Board of Directors may specify (subject to subsection 7.4 below), but in the case of an Incentive Stock Option not after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the option is granted.

    7.3.4 Exercise of Options.

      7.3.4.1 Each option shall be made exercisable at such time or times as the Committee or the Board of Directors shall determine. In the case of an option made exercisable in installments, the

    Committee or the Board of Directors may later determine to accelerate the time at which one or more of such installments may be exercised.

      7.3.4.2 Any exercise of an option shall be in writing signed by the proper person and delivered or mailed to the office of Stock Option Administration of the Company, accompanied by an option exercise notice and payment in full for the number of shares in respect to which the option is exercised.

      7.3.4.3 In the event an option is exercised by the executor or administrator of a deceased Participant, or by the person or persons to whom the option has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder until the Company is satisfied that the person or persons exercising the option is or are the duly appointed executor or administrator of the deceased Participant or the person or persons to whom the option has been transferred by the Participant's will or by the applicable laws of descent and distribution.

      7.3.4.4 The Committee or the Board of Directors may at the time of grant condition the exercise of an option upon agreement by the Participant to subject the Common Stock to any restrictions on transfer or repurchase rights in effect on the date of exercise, upon representations of continued employment and upon other terms not inconsistent with this Plan. Any such conditions shall be set forth in the option certificate or other document evidencing the option.

      7.3.4.5 In the case of an option that is not an Incentive Stock Option, the Committee shall have the right to require the individual exercising the option to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or to make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Common Stock pursuant to the exercise of the option. In the case of an Incentive Stock Option, if at the time the Incentive Stock Option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Common Stock received upon exercise, the Committee may require as a condition of exercise that the individual exercising the Incentive Stock Option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 422(a)(1) of the Code and the regulations thereunder) of Common Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

      7.3.4.6 In the case of an option that is exercised by an individual that is subject to taxation in a foreign jurisdiction, the Committee shall have the right to require the individual exercising the option to remit to the Company an amount sufficient to satisfy any federal or withholding requirement of that foreign jurisdiction (or to make other arrangements satisfactory to the Company with regard to such taxes prior to the delivery of any Common Stock pursuant to the exercise of the option).

    7.3.5 Payment for and Delivery of Stock. The shares of stock purchased on any exercise of an option granted hereunder shall be paid for in full in cash or, if expressly permitted by the terms of the option, in shares of unrestricted Common Stock at the time of such exercise or, if so permitted, a combination of such cash and Common Stock. A Participant shall not have the rights of a stockholder with respect to awards under the Plan except as to stock actually issued to him.

    7.3.6 Listing of Stock, Withholding and Other Legal Requirements. The Company shall not be obligated to deliver any stock until all federal, state and international laws and regulations which the Company may deem applicable have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, until the stock to be delivered has been listed or authorized to be added to the list upon official notice of issuance to such exchange. In addition, if the shares of stock subject to any option have not been registered in accordance with the Securities Act of 1933, as amended, the Company may require the person or persons who wishes or wish to exercise such option to make such representation or agreement with respect to the sale of stock acquired on exercise of the option as will be sufficient, in the opinion of the Company's counsel, to avoid violation of said Act, and may also require that the certificates evidencing said stock bear an appropriate restrictive legend.

    7.3.7 Non-transferability of Options. No option may be transferred by the Participant otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the Participant's lifetime the option may be exercised only by him or her; provided, however, that the Board of Directors or the Committee, as applicable, in its discretion, may allow for transferability of non-qualified stock options by the Participant to "Immediate Family Members." Immediate Family Members means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant. Any option grants that are transferable are further conditioned on the Participant and Immediate Family Members agreeing to abide by the Company's then current stock option transfer guidelines.

    7.3.8 Death, Disability or Retirement of a Participant.

      7.3.8.1 If a Participant's employment terminates by reason of death, all options held by the Participant, to the extent exercisable on the date of his death, may be exercised by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution at any time or times within three years after the date of the Participant's death. The options shall expire at the end of such three-year period.

      7.3.8.2 If a Participant's employment terminates by reason of "Disability" (as defined below), all options held by the Participant, to the extent exercisable on the date of termination by reason of Disability (the "Disability Date"), may be exercised by the Participant at any time or times within three years after the Disability Date. The options shall expire at the end of such three-year period. Notwithstanding the foregoing, in the event the Participant fails to exercise an Incentive Stock Option within twelve months after the Disability Date, such option will be treated as an option which does not qualify as an Incentive Stock Option. Disability means the disability of the Participant within the meaning of Section 22(e)(3) of the Code.

      7.3.8.3 If a Participant's employment terminates by reason of "Retirement" (as defined below), all options held by the Participant, to the extent exercisable on the date of termination by reason of Retirement (the "Retirement Date"), may be exercised by the Participant at any time or times within three years after the Retirement Date, The options shall expire at the end of such three-year period. Notwithstanding the foregoing, in the event the Participant fails to exercise an Incentive Stock Option within three months after the Retirement Date, such option will be treated as an option which does not qualify as an Incentive Stock Option. Retirement means the voluntary retirement by a Participant from service with the Company or any of its Subsidiaries (i) after the Participant has attained at least fifty-five years of age and at least five years of continuous service with the Company or any of its Subsidiaries or (ii) after the Participant has attained at least twenty years of continuous service with the Company or any of its Subsidiaries.

      7.3.8.4 The provisions of this Section 7.3.8 shall not apply to options held by a Participant who engages or has engaged in Detrimental Activity (as defined in Section 7.3.10).

      7.3.8.5 Notwithstanding anything in this Section 7.3.8 to the contrary, (i) no option granted under the Plan may be exercised beyond the date on which such option would otherwise expire pursuant to the terms thereof, and (ii) no Incentive Stock Option granted under the Plan may be exercised after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Incentive Stock Option was granted.

    7.3.9 Termination of Employment. If the employment of a Participant terminates for any reason other than his death, Disability or Retirement, all options held by the Participant shall thereupon expire at 5 p.m. United States eastern time on the date of termination unless the option by its terms, or the Committee or the Board of Directors by resolution, shall expressly allow the Participant to exercise any or all of the options held by him after termination; provided, that notwithstanding any such express allowance, any such option which is an Incentive Stock Option shall in any event expire no later than three months after such termination of employment, or after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Incentive Stock Option was granted, whichever occurs first. The Company shall have the sole discretion to set the date of termination for purposes of the Plan, without regard to any notice period or other obligation under the labor laws of the jurisdiction where the Participant is employed. If the Committee or the Board of Directors so decides, an option may provide that a leave of absence granted by the Company or Subsidiary is not a termination of employment for the purpose of this subsection 7.3.9, and in the absence of such a provision the Committee may in any particular case determine that such a leave of absence is not a termination of employment for such purpose. The Committee shall also determine all matters relating to continuous employment.

    7.3.10 Cancellation and Rescission of Options. The following provisions of this Section 7.3.10 shall apply to options granted to (i) Participants who are classified by the Company or a Subsidiary as an executive officer, senior officer, or officer (collectively, an "Officer") of the Company or a Subsidiary; and (ii) certain other Participants designated by the Committee or the Board of Directors to be subject to the terms of this Section 7.3.10 (such designated Participants together with Officers referred to collectively as "Senior Participants"). The Committee or the Board of Directors may cancel, rescind, suspend or otherwise limit or restrict any unexpired option at any time if the Senior Participant engages in "Detrimental Activity" (as defined below). Furthermore, in the event a Senior Participant engages in Detrimental Activity at any time prior to or during the six months after any exercise of an option, such exercise may be rescinded until the later of (i) two years after such exercise or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Senior Participant to (i) deliver and transfer to the Company the shares of Common Stock received by the Senior Participant upon such exercise, (ii) pay to the Company an amount equal to any realized gain received by the Senior Participant from such exercise, or
  (iii) pay to the Company an amount equal to the market price (as of the exercise date) of the Common Stock acquired upon such exercise minus the respective exercise price. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Senior Participant by the Company. Further, if the Company commences an action against such Senior Participant (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Senior Participant engaged in Detrimental Activity or otherwise violated this Section 7.3.10, the Senior

  Participant shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company's reasonable attorneys' fees. As used in this subsection 7.3.10, "Detrimental Activity" shall include: (i) the failure to comply with the terms of the Plan or certificate or agreement evidencing the option; (ii) the failure to comply with any term set forth in the Company's Key Employee Agreement (irrespective of whether the Senior Participant is a party to the Key Employee Agreement); (iii) any activity that results in termination of the Senior Participant's employment for cause; (iv) a violation of any rule, policy, procedure or guideline of the Company; or (v) the Senior Participant being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company.

    7.3.11 Jurisdiction and Governing Law. The parties submit to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Massachusetts, County of Middlesex, to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of the Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

  7.4 Authority of the Committee. The Committee shall have the authority, either generally or in particular instances, to waive compliance by a Participant with any obligation to be performed by him under an option and to waive any condition or provision of an option, except that the Committee may not (i) increase the total number of shares covered by any Incentive Stock Option (except in accordance with Section 8), (ii) reduce the option price per share of any Incentive Stock Option (except in accordance with Section 8) or
(iii) extend the term of any Incentive Stock Option to more than ten years, subject, however, to the provisions of Section 10.

8. Changes in Stock.

  In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock that becomes effective after the adoption of the Plan by the Board of Directors, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock on which options may thereafter be granted hereunder, (ii) the number and kind of shares of stock remaining subject to each option outstanding at the time of such change and (iii) the option price. The Committee's determination shall be binding on all persons concerned. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any option granted hereunder shall pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the option would have been entitled to receive, but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged shall cause every option hereunder to terminate; provided that if any such dissolution, liquidation, merger or consolidation is contemplated, the Company shall either arrange for any corporation succeeding to the business and assets of the Company to issue to the Participants replacement options (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of Section 424 of the
Code) on such corporation's stock which will to the extent possible preserve the value of the outstanding options or shall make the outstanding options fully exercisable at least 20 days before the effective date of any such dissolution, liquidation, merger or consolidation. The existence of the Plan shall not prevent any such change or other transaction and no Participant thereunder shall have any right except as herein expressly set forth.

9. Employment Rights.

  Neither the adoption of the Plan nor any grant of options confers upon any employee of the Company or a Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

10. Discontinuance, Cancellation, Amendment and Termination.

  The Committee or the Board of Directors may at any time discontinue granting options under the Plan and, with the consent of the Participant, may at any time cancel an existing option in whole or in part and grant another option to the Participant for such number of shares as the Committee or the Board of Directors specifies. The Board of Directors may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of options, provided that no such amendment shall without the approval of the stockholders of the Company (a) increase the maximum number of shares available under the Plan, (b) change the group of employees eligible to receive options under the Plan, (c) reduce the exercise price of outstanding incentive options or reduce the price at which incentive options may be granted, (d) extend the time within which options may be granted, (e) alter the Plan in such a way that incentive options granted or to be granted hereunder would not be considered incentive stock options under Section 422 of the Code, or (f) amend the provisions of this Section 10, and no such amendment shall adversely affect the rights of any employee (without his consent) under any option previously granted.

11. Effective Date.

  The Plan will become effective immediately upon its approval by the stockholders of the Company at the Annual Meeting on May 9, 2001.

                                                                      EXHIBIT B

                                EMC CORPORATION

                            AUDIT COMMITTEE CHARTER

  The Audit Committee (the "Committee") is appointed by the Board of Directors to assist the Board in monitoring (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal requirements and (3) the Company's internal and external auditors.

  The members of the Committee shall meet the requirements of the New York Stock Exchange.

  The Committee shall have the authority to retain and authorize reasonable funding for special legal, accounting or other consultants to advise the Committee. The Committee may conduct or authorize investigations into any matters within the scope of its responsibilities and may meet with any employees of the Company it deems necessary in connection with such investigations.

  The Committee shall make regular reports to the Board.

  The Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review and discuss with management the annual audited financial statements, including major issues regarding accounting principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

4. Meet with the independent auditor prior to the audit to review the planning, staffing, and fees for the audit.

5. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

6. Review with the independent auditor any problems or difficulties the auditor may have encountered. Such review should include:

  (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

  (b) Any changes required in the planned scope of the internal audit.

7. Review any management letter provided by the auditor and the Company's response to that letter.

8. Review the significant reports to management prepared by the internal audit department and management's responses.

9. Meet periodically with management to review the Company's major financial risks and exposures and the steps management has taken to monitor and control such risks and exposures.

10. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

11. Recommend to the Board the engagement of the independent auditor, which firm is ultimately accountable to the Committee and the Board.

12. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

13. Evaluate together with the Board the performance of the independent auditor and, if so determined by the Committee, recommend that the Board replace the independent auditor.

14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

15. Perform those responsibilities delegated to the Committee set forth in the Company's Corporate Compliance Program.

16. Review with the Company's General Counsel legal matters that may have a material impact on the Company's financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

17. Meet at least annually with the chief financial officer and the independent auditor in separate sessions.

  While the Committee has the responsibilities and authority set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations or the Company's Business Conduct Guidelines.

                    [GRAPH OF DIRECTIONS TO EMC CORPORATION
            [ATTENDANCE TICKETS FOR ANNUAL MEETING OF STOCKHOLDERS]

PROXY                                                                     PROXY

                                EMC CORPORATION

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 9, 2001
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints William J. Teuber, Jr. and Paul T. Dacier, and each of them, proxies with full power of substitution to each, to represent and to vote at the Annual Meeting of Stockholders of EMC Corporation, a Massachusetts corporation, to be held on May 9, 2001, at 10:00 a.m., local time at EMC's facility at 4 Coslin Drive, Southborough, Massachusetts, and at any adjournments thereof, all the shares of Common Stock, par value $.01 per share, of EMC that the undersigned would be entitled to vote if personally present.
The undersigned instructs such proxies or their substitutes to act on the following matters as specified by the undersigned, and to vote in such manner as they may determine on any other matters that may properly come before the meeting.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of EMC. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?


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


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE
                                                                                                        For     Against    Abstain
                                                                                                        [_]       [_]        [_]
EMC CORPORATION                                            2.  To amend EMC's Restated
                                                           Articles of Organization
Mark box at right if an address change has   [_]           to increase the number of shares
been noted on the reverse side of this card.               of authorized Common Stock, par
                                                           value $.01 per share, to 6,000,000,000
                With-    For All                           shares from the current authorization of
     For        hold     Except                            3,000,000,000 shares, as described in
     [_]        [_]       [_]                              EMC's Proxy Statement.

1. Election of Directors:
   Electing three directors to serve
   a three-year term as Class II                           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2.
   Directors and for all nominees.
                                                                                                        For     Against    Abstain
                                                                                                        [_]       [_]        [_]
    John R. Egan                                           3.  To approve the EMC
    Joseph F. Oliveri                                      Corporation 2001 Stock Option
    Michael C. Ruettgers                                   Plan, as described in
                                                           EMC's Proxy Statement.
If you do not wish your shares voted "For" a
particular nominee, mark the "For All Except"              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3.
box and strike a line through the nominee's name.
Your shares will be voted for the remaining nominee(s).
                                                           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE         IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR
 ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.            OF ELECTING THE THREE NOMINEES NOTED HEREON TO THE BOARD OF
                                                           DIRECTORS TO SERVE FOR A THREE-YEAR TERM AS CLASS II DIRECTORS;
                                                           APPROVING AN AMENDMENT TO EMC'S RESTATED ARTICLES OF ORGANIZATION TO
RECORD DATE SHARES:                                        INCREASE THE NUMBER OF SHARES OF AUTHORIZED COMMON STOCK, PAR
                                                           VALUE $.01 PER SHARE, TO 6,000,000,000 SHARES FROM THE CURRENT
                                                           AUTHORIZATION OF 3,000,000,000 SHARES AND TO APPROVE THE EMC
                                                           CORPORATION 2001 STOCK OPTION PLAN, AS DESCRIBED IN EMC'S PROXY
Please be sure to sign and date this Proxy.                STATEMENT.  A VOTE FOR THE ELECTION OF DIRECTORS INCLUDES DISCRETIONARY
                                                           AUTHORITY TO VOTE FOR A SUBSTITUTE IF ANY NOMINEE IS UNABLE TO SERVE
                                                           OR FOR GOOD CAUSE WILL NOT SERVE. IN THEIR DISCRETION, THE PROXIES
_______________________________________________            ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY
 Stockholder sign here        Co-owner sign here           COME BEFORE THE MEETING.



________________________
   Date

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